EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Boston Capital Tax Credit Fund II Limited Partnership (the “Partnership”) on Form 10-K for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Manning, Director, Principal and Principal Executive Officer of C&M Management Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, after due inquiry:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Boston Capital Tax Credit Fund II Limited Partnership

	By:	Boston Capital Associates II Limited Partnership General Partner

	By:	BCA Associates Limited Partnership, General Partner

	By:	C&M Management Inc., General Partner

Date:
July 14, 2003	By:	/s/ John P. Manning

John P. Manning
Director, President, Principal Executive Officer